SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


 Date of Report (Date of earliest event reported): May 5, 1997 (April 18, 1997)



                           GreenMan Technologies, Inc.
             (Exact name of registrant as specified in its charter)



                     Delaware                  1-13776           71-0724248
         (State or other jurisdiction       (Commission        (IRS Employer
                 of incorporation)          File Number)        Identification
                                                                   Number)


           7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (617) 224-2411




          (Former name or former address, if changed since last report)



                                                   Total number of pages: 3
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Item 2. Acquisition or Disposition of Assets

         On April 18, 1997, GreenMan Technologies, Inc. (the "Company") announced that it had signed a letter of intent with Browning Ferris Industries, Inc. ("BFI") of Houston, Texas to purchase all of the issued and outstanding stock of BFI's tire recycling subsidiaries located in Jackson, Georgia and Savage, Minnesota and to purchase certain tire processing related assets at BFI's Asuza, California facility (hereinafter the purchase of the stock and assets is referred to as the "Acquisition"). The letter of intent also granted the Company an exclusive option to purchase BFI's Ford Heights, Illinois tire recycling assets.

         Upon the closing of the Acquisition, of which there can be no assurance, the Company will pay BFI the sum of $4,850,000 in cash plus an amount equal to the accounts receivable and inventory as shown on the balance sheets of the three operations. The Company has already paid $100,000 to BFI as a good faith deposit against the purchase price and will pay an additional $550,000 upon signing of the definitive Purchase and Sale Agreement. The Closing, which is subject to legal and financial due diligence by the Company is expected to occur in June 1997.

Item 5. Other Events

         On April 21, 1997, (the "First Closing") and April 30, 1997 (the "Second Closing"), in reliance upon the transaction exemption afforded by Regulation D ("Regulation D") as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended, GreenMan Technologies, Inc. (the "Company") completed the sale of its Convertible Notes due October 1998 (the "Notes") in the aggregate principal amount of $1,500,000.

         The Notes are convertible, at any time commencing 60 days after the date of issuance and on or before one year from the date of issuance, into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a conversion price per share equal to seventy percent (70%) of the average of the closing bid prices of the Common Stock as reported by NASDAQ on the five trading days immediately preceding the date on which such Note is converted into Common Stock, provided however, that the conversion price per share shall be no greater than seventy (70%) of the average of the closing bid prices of Common Stock as reported by NASDAQ on the five trading days immediately preceding the date of issuance of the Notes. Upon conversion of the Notes, the Holder will also receive 400 shares of Common Stock for each $10,000 of principal converted in payment of any and all interest on the Note.

         In connection with the sale of the Notes, the Company issued to each purchaser a warrant to purchase one share of Common Stock for every $5.00 of principal of Notes purchased by such investor (the "Warrants"). In the First Closing, the Company issued Warrants to purchase an aggregate of 210,000 shares exercisable at $1.00 per Warrant and in the Second Closing, the Company issued Warrants to purchase an aggregate of 90,000 shares exercisable at $.96875 per warrant. Each Warrant expires two years from the date of issuance thereof.

         H.J. Meyers & Co., Inc. acted as placement agent (the "Placement Agent") in the sale of the Notes and the Warrants and received an aggregate placement fee equal to $150,000. In addition, the Placement Agent received an aggregate of $45,000 as a non-accountable expense allowance. Warrants to purchase 150,000 shares exercisable at $.96875 were also issued to the Placement Agent and its designees.


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


         Pursuant to the terms of the Securities Purchase Agreement and the Registration Rights Agreement between the Company and each of the purchasers, the Company has agreed to register the Common Stock issuable upon conversion of the Notes and exercise of the Warrants on a Form S-3 registration statement on or before May 10, 1997.

Exhibits

         The following exhibits are filed herewith:

         10.1 Form of Securities Purchase Agreement between the Company and the Investors
         10.2 Form of Registration Rights Agreement between the Company and the Investors
         10.3     Form of Convertible Note due October 1998
         10.4     Form of Common Stock Purchase Warrant

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GREENMAN TECHNOLOGIES, INC.


                                         By:  /s/ Joseph E. Levangie
                                              Joseph E. Levangie
                                              Chief Financial Officer
Date:  May 5, 1997

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